Exhibit 10.7

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of December 8, 2006 between INTL GLOBAL CURRENCIES LIMITED, a corporation organized under the laws of the United Kingdom (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

R E C I T A L S

Pursuant to that certain Promissory Note dated as of January 18, 2005, the Lender established a revolving credit facility in favor of the Borrower pursuant to which the Lender agreed to make advances to the Borrowers from time to time in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding.

The Borrower has requested that the Lender document an increase in its borrowing ability in the form of a revolving credit facility pursuant to which the Lender will make advances to the Borrower from time to time in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding. The Lender has agreed to make this credit facility available to the Borrower, subject to and upon the terms and conditions hereinafter set forth.

AGREEMENTS

SECTION 1. The Revolving Credit Facility.

1.1. Definitions. All capitalized terms used herein and not otherwise defined shall have the following meanings:

“Account Debtor” means any Person who may become obligated to the Borrower under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” shall have the meaning given to such term in the UCC.

“Advances” shall mean all advances made by the Lender to the Borrower under the Revolving Credit Facility.

“Applicable Margin” shall mean 2.40% per annum, or 240 basis points.

“AutoBorrow Service Agreement” means an AutoBorrow Service Agreement in effect from time to time between the Borrower and the Lender.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning set forth in the recitals above.

“Breakage Fees” means an amount equal to any net loss or out-of-pocket expenses which the Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain the Advances, or any swap breakage incurred in connection with any Hedge Agreement), as reasonably determined by the Lender, as a result of any prepayment of any the Advances.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the Commonwealth of Virginia are authorized to close.

“Business Premises” means the chief executive office of the Borrower.

“Capital Lease” means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

“Chattel Paper” shall have the meaning given to such term in the UCC.

“Closing Date” means the date on which all conditions to closing as set forth in Section 2.1 of the Credit Agreement are satisfied.

“Collateral” shall mean all of the Borrower’s personal property, both now owned and hereafter acquired, including, insofar as any of the following are applicable, but not limited to:

(a) Accounts, including all collateral security of any kind given to any Account Debtor or other Person with respect to any Account;

(b) As-extracted collateral;

(c) Chattel Paper;

(d) Commodity Accounts;

(e) Commodity Contracts;

(f) Deposit Accounts;

(g) Documents;

(h) Equipment;

(i) Farm Products;

(j) Fixtures;

(k) General Intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems;

(l) Goods, and all accessions thereto and goods with which the Goods are commingled;

(m) Health Care Insurance Receivables;

(n) Instruments;

(o) Inventory;

(p) Investment Property;

(q) Letter-of-Credit Rights;

(r) Payment Intangibles;

(s) Promissory Notes;

(t) Software;

(u) The commercial tort claims specifically described on Schedule 1.1.

(v) Letters patent, applications for letters patent, trademarks, applications for trademarks, service marks, trade names, and copyrights, whether registered or unregistered, together with all royalties, fees, and other payments made or to be made with respect to any of the foregoing, and all rights, interests, claims, and demands that the Borrower has or may have and existing and future profits and damages for past or future infringement thereof; and

(w) all proceeds and products of any of the foregoing.

“Collection Account” shall mean the collection account established pursuant to this Agreement.

“Commodity Accounts” shall have the meaning given to such term in the UCC.

“Commodity Contracts” shall have the meaning given to such term in the UCC.

“Credit Facilities” shall mean the Revolving Credit Facility and any other credit facilities established subsequently hereto.

“Default” shall have the meaning set forth in Section 6 of this Agreement.

“Default Rate” shall mean a floating and fluctuating per annum rate of interest calculated by adding the sum of three percent (3.0%) to the rate of interest then in effect.

“Deposit Accounts” shall have the meaning given to such term in the UCC.

“Documents” shall have the meaning given to such term in the UCC.

“EBITDA” shall mean net income before taxes, interest expense, depreciation and amortization, as calculated on a rolling four quarter basis.

“Enforcement Costs” shall mean all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of this Agreement or any of the other Financing Documents, and (b) the creation, perfection, maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the Collateral, and (c) the exercise by the Lender of any rights or remedies available to it under the provisions of this Agreement, or any of the other Financing Documents.

“Environmental Laws” shall mean all laws, statutes, rules, regulations or ordinances which relate to Hazardous Materials and/or the protection of the environment or human health.

“Equipment” shall mean all of the Borrower’s equipment, as such term is defined by the Uniform Commercial Code, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and all replacements thereof and substitutions therefor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Event of Default” shall have the meaning set forth in Section 6 of this Agreement.

“Farm Products” shall have the meaning given to such term in the UCC.

“Financing Documents” shall mean this Agreement, the Note, any Hedge Agreement and any other instrument, document or agreement now or hereafter executed, delivered or furnished by the Borrower or any other person evidencing, guaranteeing, securing or in connection with this Agreement or all or any part of the Credit Facilities.

“Fixtures” shall have the meaning given to such term in the UCC.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“General Intangibles” shall mean all of the Borrower’s general intangibles, as such meaning is defined by the Uniform Commercial Code, together with all of the Borrower’s letters patent, applications for letters patent, trademarks, applications for trademarks, service marks, trade names and copyrights, whether registered or unregistered, together with all goodwill of the business of the Borrower relating thereto, any and all reissues, extensions, divisions or continuations thereof, all royalties, fees and other payments made or to be made to the Borrower with respect thereto, and all rights, interests, claims and demands that the Borrower has or may have in existing and future profits and damages for past and future infringements thereof.

“Goods” shall have the meaning given to such term in the UCC.

“Guarantor” means International Assets Holding Corporation, a Delaware corporation, the guarantor of the obligations of the Borrower under the Revolving Credit Facility.

“Guaranty” shall mean that certain Guaranty executed and delivered by the Guarantor concurrently herewith in respect to the obligations of the Borrower under the Revolving Credit Facility.

“Hazardous Materials” shall mean hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants.

“Health Care Insurance Receivables” shall have the meaning given to such term in the UCC.

“Hedge Agreement” means any agreement between the Borrower and the Lender or any affiliate of the Lender now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices.

“Instruments” shall have the meaning given to such term in the UCC.

“Interest Coverage Ratio” means the ratio of EBITDA to interest expense.

“Interest Payment Date” shall have the meaning set forth in Section 1.2(d).

“Interest Rate Change Date” shall mean the first day of each one month period.

“Inventory” shall mean all of the Borrower’s now owned and hereafter acquired inventory as such term is defined by the Uniform Commercial Code, wherever located and however constituted, including, without limitation, raw materials, work and goods in process, finished goods, goods or inventory returned or repossessed or stopped in transit, supplies, packaging, shipping and other materials, all other goods, merchandise and personal property used or consumed in the business of the Borrower, and all documents and documents of title relating to any of the foregoing.

“Investment Property” shall have the meaning given to such term in the UCC.

“Letter of Credit Rights” shall have the meaning given to such term in the UCC.

“Lender” shall mean Bank of America, N.A., a national banking association.

“Libor-Based Rate” shall mean a per annum rate of interest equal at all times to the sum of the LIBOR Rate plus the Applicable Margin. The Libor-Based Rate shall change immediately and contemporaneously with each change in the LIBOR Rate.

“LIBOR Rate” means, at any time, the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/100 of one percent) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined for each Interest Rate Change Date at approximately 11:00 a.m. London time two (2) Business Days prior to the Interest Rate Change Date, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term of one month, as adjusted from time to time in the Lender’s sole discretion for Reserve Requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Lender.

“London Banking Day” means a day on which the Lender’s London Banking Center is open for business and dealing in offshore dollars.

“Note” shall mean the Amended and Restated Revolving Credit Note of even date herewith in the face amount of Twenty Million Dollars ($20,000,000) from the Borrower made payable to the order of the Lender.

“Obligations” shall mean all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to the Lender both now existing and hereafter arising including, without limitation, obligations arising under, as a result of, on account of, or in connection with, this Agreement and any and all amendments, restatements, supplements and modifications hereof made at any time and from time to time hereafter, the Note, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, or the other Financing Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, enforcement costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured, and the indebtedness owed under any Hedge Agreement, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

“Payment Intangibles” shall have the meaning given to such term in the UCC.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or its successor entity.

“Permitted Liens” shall mean liens permitted pursuant to Section 5 of this Agreement.

“Person” shall mean any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

“Personal Property” shall mean all of the Borrower’s personal property, both now owned and hereafter acquired.

“Plan” shall mean any pension, employee benefit, multi-employer, profit sharing, savings, stock bonus or other deferred compensation plan.

“Prime Based Rate” shall mean a floating and fluctuating per annum rate of interest equal at all times to the Prime Rate plus one percent (1%).

“Prime Rate” shall mean the floating and fluctuating per annum rate of interest of the Lender at any time and from time to time established and declared by the Lender in its sole and absolute discretion as its prime rate, and does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

“Promissory Notes” shall have the meaning given to such term in the UCC.

“Receivables” shall mean all present and future accounts, contract rights, chattel paper, documents and instruments as such terms are defined by the Uniform Commercial Code, including, without limitation, all present and future rights of the Borrower to payment for, or monetary obligations owed to the Borrower on account of, goods or other property sold or leased by the Borrower or services rendered by the Borrower or loans or extensions of credit made or granted by the Borrower, whether or not such rights or monetary obligations are earned by performance and whether due or to become due.

“Reserve Requirements” means the maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, emergency or other reserves) are required to be maintained under Regulation D of the Federal Reserve Board or otherwise by any statute or regulation applicable to the class of commercial banks which includes the Lender.

“Revolving Credit Account” shall mean the loan account maintained by the Lender with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.

“Revolving Credit Amount” shall mean the amount of Twenty Million Dollars ($20,000,000).

“Revolving Credit Expiration Date” shall mean March 31, 2008, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

“Revolving Credit Exposure” shall mean, at any time, the sum of the aggregate principal amount of outstanding Advances.

“Revolving Credit Facility” shall mean the revolving credit facility established pursuant to Section 1.2 hereof in a maximum principal amount at any one time outstanding equal to the Revolving Credit Amount, made available to the Borrower pursuant to this Agreement.

“Software” shall have the meaning given to such term in the UCC.

“Subordinated Debt” shall mean debt of the Borrower, the payment of which subordinated to the repayment of the Advances on terms satisfactory to the Lender in its sole discretion.

“Subsidiary” means an entity of which the Borrower directly or indirectly owns or control securities or other ownership interests representing more than 50% of the ordinary voting power thereof.

“Subsidiary Guaranty” means each guaranty agreement executed and delivered by each Subsidiary of the Borrower to the Lender, in form and substance satisfactory to the Lender in all respects.

“Subsidiary Security Agreement” means each security agreement executed and delivered by each Subsidiary of the Borrower to the Lender, in form and substance satisfactory to the Lender in all respects.

“U.K. Security Agreement” shall mean that certain Fixed and Floating Security Document, dated as of March 11, 2005, as the same may be further amended, modified, supplemented, renewed, extended or restated from time to time.

1.2. Revolving Credit Facility.

(a) Advances. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make Advances to the Borrower from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which this Revolving Credit Facility is terminated pursuant to Section 7 hereof, in an aggregate principal amount at any time outstanding not to exceed the Revolving Credit Amount.

In no event shall the Lender be obligated to make an Advance hereunder if a Default shall have occurred and be continuing. Unless sooner terminated pursuant to other provisions of this Agreement, this Revolving Credit Facility and the obligation of the Lender to make Advances hereunder shall automatically terminate on the Revolving Credit Expiration Date without further action by, or notice of any kind from, the Lender. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow under this Revolving Credit Facility. The fact that there may be no Advances outstanding at any particular time shall not affect the continuing validity of this Agreement.

(b) Use of Proceeds of Advances. The proceeds of the Advances shall be used solely for the purpose of covering timing differences attendant to the Borrower’s foreign currency trading business, and not for working capital or any other purpose.

(c) Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the Advances or any part thereof.

(d) Interest on Advances. Except for any period during which an Event of Default shall have occurred and be continuing, the Borrower shall pay interest (calculated on a daily basis) on the unpaid principal balance of the Advances until maturity (whether by acceleration, extension or otherwise) at a per annum rate of interest equal at all times to the Libor-Based Rate in effect from time to time.

After maturity, or during any period in which an Event of Default exists and remains continuing, the unpaid principal balance of the Advances shall bear interest at a rate equal to the Default Rate.

Notwithstanding any other provision of this Agreement, if the Lender determines (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the Libor-Based Rate, or (ii) that quotations of interest rates for the relevant deposits referred to in the definition of the Libor-Based Rate are not being provided in the relevant amounts or for the relevant maturities, then upon notice from the Lender to the Borrower, the entire outstanding principal balance of the Revolving Credit Facility shall bear interest at the Prime-Based Rate.

Until the maturity of the Revolving Credit Facility, all accrued and unpaid interest on all Advances shall be paid monthly on the first day of each month (each, an “Interest Payment Date”).

If not sooner paid, the entire outstanding principal balance of the Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Credit Expiration Date.

(e) Revolving Credit Note; Revolving Credit Account. The Borrower’s obligation to pay the Advances with interest shall be evidenced by the Revolving Credit Note. The Lender will maintain the Revolving Credit Account with respect to advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances. Except for demonstrable error, the Revolving Credit Account shall be conclusive as to all amounts owing by the Borrower to the Lender in connection with and on account of Advances.

(f) Voluntary Prepayments; Voluntary Termination. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may prepay any Advance in whole or in part, from time to time without premium or penalty (provided, however, that in the event that the Borrower enters into any Hedge Agreement, any prepayment will be subject to payment of Breakage Costs as set forth therein). Any permitted prepayment need not be accompanied by payment of interest on the amount prepaid except, that any prepayment of Advances which constitutes a final payment of all Advances shall be accompanied by payment of all interest thereon accrued through the date of prepayment.

(g) AutoBorrow. Notwithstanding anything contained herein to the contrary, so long as the Borrower opts to use the Lender’s “AutoBorrow” program and has executed and delivered to the Lender an AutoBorrow Service Agreement (which AutoBorrow Service Agreement remains in full force and effect), all Advances to be made hereunder shall be made in accordance with, and all interest accrued on such Advances and all repayments of such Advances shall be payable at the times and in the manner provided for in, the AutoBorrow Service Agreement. To the extent that any of the provisions of Section 1.2(a) through 1.2(f) hereof are inconsistent with provisions of the AutoBorrow Service Agreement, the provisions of the AutoBorrow Service Agreement shall govern. Any Advances made to the Borrower under the AutoBorrow Service Agreement shall nonetheless be deemed to be an Advance hereunder, subject to all other terms hereof.

1.3 Additional Provisions.

(a) Interest Calculation. All interest and fees payable under the provisions of this Agreement or the Note shall be computed on the basis of actual number of days elapsed over a year of 360 days.

(b) Late Charges. If the Borrower fails to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement or the Note (other than the final principal payment due upon maturity), within fifteen (15) days of the date due and payable, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon the occurrence of an Event of Default.

(c) Payments. Whenever any payment to be made by the Borrower under the provisions of this Agreement or the Note is due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment. All payments of principal, interest, fees or other amounts to be made by the Borrower under the provisions of this Agreement or the Note shall be paid without set-off or counterclaim to the Lender at the Lender’s office at 1101 Wooton Parkway, 4th Floor, Rockville, Maryland 20852, in lawful money of the United States of America in immediately available funds.

(d) Interest On Overdue Amounts. If the principal of or interest on, the Note or any other amount required to be paid to the Lender hereunder or under the Note is not paid within fifteen (15) days after the date when the same becomes due and payable, whether by acceleration or otherwise, the Borrower shall on demand from time to time pay to the Lender interest on such principal, interest or other amount from the date due until the date of payment (after as well as before any judgment) at a rate per annum equal to the Default Rate.

(e) Collateral.

(1) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Borrower (i) ratifies and confirms all of its obligations under the U.K. Security Agreement, and agrees that the U.K. Security Agreement remains the valid and binding obligation of the Borrower, enforceable in accordance with its stated terms and, in addition, and (ii) as a supplement thereto, hereby pledges and assigns to the Lender, and grants to the Lender a continuing lien and security interest in and to the Collateral, both now owned and existing and hereafter created, acquired and arising and regardless of where located.

(2) Any future Subsidiary shall (within ten (10) business days after the Borrower’s acquisition or creation thereof) execute and deliver a Subsidiary Guaranty, a Subsidiary Security Agreement, together with such financing statements and other related documents and instruments as the Lender shall require in order to create, perfect, or protect the security interests described therein.

(f) Automatic Debit. To ensure timely payment of all interest and other sums due hereunder, the Borrower hereby authorizes and instructs the Lender to either (i) debit, on the due date thereof, demand deposit account no. 3921313844 maintained at the Lender for the amount then due, or (ii) at the Lender’s option, cause an Advance to be made sufficient to pay the amount then due.

SECTION 2. Conditions Precedent.

2.1. Initial Advance. The Lender shall not be required to make the initial Advance, unless the following conditions precedent have been satisfied in a manner reasonably acceptable to the Lender and its counsel:

(a) Borrower’s Organizational Documents. The Lender shall have received (i) a copy, certified as of a recent date by the jurisdiction of the Borrower’s state or country of organization of the Borrower, of the Borrower’s Charter and Bylaws, and all amendments thereto, (ii) to the extent available, a Certificate of Good Standing (or similar document) for such Borrower issued by the jurisdiction of the Borrower’s state or country of organization, and (iii) a copy, certified to the Lender as true and correct as of the date hereof by such Borrower, of the resolutions of the Borrower authorizing the execution and delivery of this Agreement and the other Financing Documents to which the Borrower are a party and designating by name and title the officers of the Borrower who are authorized to sign this Agreement and such other Financing Documents for and on behalf of the Borrower and to make the borrowings hereunder.

(b) Lists of Locations, Etc. The Borrower shall have delivered to the Lender a list showing the street address, city or county and state of the Borrower’s chief executive office and of any other location where the Borrower conducts or has a place of business;

(c) Insurance. The Borrower shall have delivered to the Lender copies of such insurance policies as the Lender shall reasonably require;

(d) Searches. The Lender shall have received the results of a search by an attorney or company satisfactory to the Lender of the Uniform Commercial Code filings with respect to the Borrower in their jurisdiction of organization or in which any Personal Property is or will be located, accompanied by copies of such filings, if any, and evidence satisfactory to the Lender that any security interest or other lien indicated in any such filing has or will be released or is permitted by the Lender;

(e) Opinions. The Lender shall have received the written opinion of counsel of the Borrower reasonably satisfactory in form and content to the Lender, opining, among other things, that the Borrower are duly organized, validly existing and in good standing, that the Financing Documents executed and delivered by the Borrower has been duly authorized by all requisite corporate action, and that the Financing Documents executed and delivered by the Borrower constitute the legal, valid, binding, and enforceable obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof, subject to customary exceptions and limitations reasonably acceptable to the Lender.

(f) Financing Documents. The Lender shall have received each of the Financing Documents required by the Lender to be executed and delivered prior to the making of the initial Advance.

(g) Due Diligence. The Lender shall have received and reviewed such financial information and other due diligence reports as the Lender shall reasonably require.

(h) Additional Documents. The Borrower shall have furnished in form and content acceptable to the Lender any additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably deem necessary or desirable.

2.2 All Advances. No Advances, including the initial Advance, shall be made, until compliance to the satisfaction of the Lender with all of the following conditions at the time of and with respect to each Advance:

(a) Representations and Warranties. No representation or warranty made in or in connection with this Agreement and the other Financing Documents shall be untrue, incorrect or incomplete in all material respects on and as of the date of any Advance as if made on such date, specifically including without limitation the Borrower’s representation and warranty as to the purpose of each Advance as set forth in Section 3.13 hereof; and

(b) Event of Default or Default. No Event of Default or Default shall have occurred and be continuing.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lender that, except as specifically set forth on Schedule 3 attached hereto, the following statements are true, correct and complete as of the date hereof and as of each date any Advance is to be made hereunder:

3.1. Authority, Etc. The Borrower is duly organized and in good standing under the laws of their state or country of incorporation, and are qualified to do business in all states where the Borrower does business. The Borrower has the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which the Borrower is a party. Neither such execution, delivery and performance, nor compliance by the Borrower with the provisions of this Agreement and of the other Financing Documents to which the Borrower is a party will conflict with or result in a breach or violation of the Borrower’s certificates of formation, articles of organization or operating agreement, or any judgment, order, regulation, ruling or law to which the Borrower is subject or any contract or agreement to which the Borrower is a party or to which the Borrower’s assets and properties is subject, or constitute a default thereunder. The execution, delivery and performance of this Agreement and all other Financing Documents to which the Borrower is a party have been duly authorized and approved by all necessary action by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2. Litigation. There is no litigation or proceeding pending or, to the knowledge of any representative of the Borrower signing this Agreement on behalf of the Borrower, threatened against or affecting the Borrower which might materially adversely affect the business, financial condition or operations of the Borrower or the ability of the Borrower to perform and comply with this Agreement or the other Financing Documents to which the Borrower is a party.

3.3. No Subsidiaries. The Borrower does not directly or indirectly own or control securities or other ownership interests in any corporation, partnership, association, organization or other business entity representing more than 50% of the ordinary voting power thereof. This information will be updated in writing by the Borrower as of the date of the formation or acquisition of each new Subsidiary.

3.4. Financial Condition. The Borrower has heretofore furnished to the Lender certain financial statements. Such financial statements and all other financial statements and information furnished or to be furnished to the Lender hereunder have been and will be prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and the omission of footnote information) and fairly present the financial condition of the Borrower as of the dates thereof and the results of the Borrower’s operations for the periods covered thereby. No material adverse change in the business, financial condition, prospects or operations of the Borrower has occurred since the date of such financial statements. The Borrower does not have any indebtedness or liabilities other than that reflected on such financial statements or expressly permitted by the provisions of this Agreement, and accounts payable incurred in the ordinary course of business since the date of such financial statements. The Borrower is not in default under any obligation for borrowed money.

3.5. Taxes. The Borrower has filed all federal, state and local income, excise, property and other tax returns which are required to be filed and have paid all taxes as shown on such returns or assessments received by the Borrower (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

3.6. Borrower’s Name. The correct legal name of the Borrower is those specified on the signature page of this Agreement. The Borrower has conducted business under their legal name since their date of formation. The Borrower does not do business under any trade or fictitious names.

3.7. Compliance with Laws. (a) To the knowledge of the Borrower, Borrower is not in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance and has not received any notice of, and is not the subject of, any investigation or complaint alleging that the Borrower or any other property owned, leased, operated or used by the Borrower is in violation of any such law, statute, rule, regulation or ordinance, including, without limitation, Environmental Laws other than violations that will not have a material adverse effect on the business, operations or financial condition of the Borrower.

(b) To the actual knowledge of the Borrower, no Hazardous Materials have been used, located, installed, spilled, treated, released or stored on, under or from any property in or on which the Borrower conducts its operations except for those which have been handled in a manner not prohibited by applicable Environmental Laws or which will not have a material adverse effect on the business, operations or financial condition of the Borrower.

3.8. Federal Reserve Board Regulations. No part of the proceeds of the Advances will be used for any purpose which entails a violation of Regulations U, T or X of the Board of Governors of the Federal Reserve System of the United States (the “Board”).

3.9. ER1SA. No Plan maintained by the Borrower or any trade or business group with which the Borrower is affiliated subject to the requirements of ERISA has been terminated, no lien exists against the Borrower in favor of the PBGC, and no “reportable event” (as such term is defined in ERISA) has occurred with respect to any such Plan. The Borrower has not incurred any “accumulated funding deficiency” within the meaning of ERISA or any liability to the PBGC in connection with any Plan. Borrower doeses not have any withdrawal or other liability (absolute, contingent or otherwise) with respect to any multi-employer plan as defined by Section 3(37) of ERISA. The Borrower has complied with in all material respects all provisions of ERISA and with all provisions of any Plan sponsored, maintained by, or contributed to, by the Borrower.

3.10. Licenses, etc. The Borrower has obtained and now hold all material licenses, permits, franchises, patents, trademarks, copyrights and trade names which are necessary to the conduct of the business of the Borrower as now conducted free of any conflict with the rights of any other person.

3.11. Labor Matters. Except as disclosed in writing to the Lender, the Borrower is not subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring the Borrower to recognize, deal with or employ any persons organized as a collective bargaining unit or other form of organized labor. There are no strikes or other material labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower. The Borrower has complied in all material respects with the Fair Labor Standards Act.

3.12. Accuracy of Information. To the knowledge of the Borrower, no information, exhibit, report, statement, certificate or document furnished by the Borrower to the Lender in connection with this Agreement or the other Financing Documents or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

3.13. Purpose of Advance. Each Advance requested by the Borrower is for the sole purpose of covering short-term (i.e. less than 5 Business Days) timing difference on foreign currency trades attributable to the clearing process, and not for working capital or any other purpose.

3.14. Title to Properties and Collateral. The Borrower has good and marketable title to all of the Borrower’s assets and properties, including, without limitation, the Collateral, and such assets and properties are subject to no liens, security interests or other encumbrances except for those of the Lender or other Permitted Liens.

3.15. Controlling Interests: Bank Secrecy Act, Etc. (a) No person who owns a controlling interest in or otherwise controls the Borrower is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any similar lists maintained by OFAC pursuant to any statute, execution order, or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Execution Order No. 13224 (September 23, 2001), any related enabling legislation, or any similar executive orders, and (b) Borrower is in compliance with all Bank Secrecy Act (“BSA”) laws, regulations, and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

SECTION 4. Affirmative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

4.1. Payment of Obligations. The Borrower shall punctually pay the principal of and interest on the Advances and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note and the other Financing Documents.

4.2. Financial Statements and Other Reports. The Borrower will be required to maintain at all times a system of accounting established and administered in accordance with sound business practices, and will deliver, or cause to be delivered, to the Lender (in form and substance satisfactory to the Lender in all respects):

(a) Annual Financial Statements. Within one hundred twenty (120) days of the end of each fiscal year of IAHC (or as otherwise required by the SEC), the annual consolidated (if applicable) financial statement of IAHC (including statements of financial condition, income, profits and loss, cash flows and changes in members’ equity) audited by independent certified public accountants reasonably satisfactory to the Lender, prepared in accordance with GAAP;

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each calendar quarter, the consolidated balance sheets and income statements of IAHC prepared by an authorized financial officer of the Borrower and showing the financial condition (including statements of financial condition, income, profits and loss, cash flows and changes in members’ equity) of IAHC as of the end of such quarter and the results of operations of IAHC from the beginning of the current calendar year of IAHC to the end of such quarter, prepared in accordance with GAAP;

(c) ERISA Reports. Promptly after filing, a copy of each annual report filed in respect of any Plan subject to ERISA.

(d) Other Information. Promptly upon request of the Lender such other information, reports or documents respecting the business, properties, operation or financial condition of the Borrower as the Lender may at any time and from time to time reasonably request.

4.3. Conduct of Business and Maintenance of Existence. The Borrower shall continue to engage in business of the same general type as now being conducted by the Borrower, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate existence in good standing in each jurisdiction in which it conducts business.

4.4. Compliance with Laws.

(a) The Borrower shall comply in all material respects with all laws, statutes, ordinances, orders, rules or regulations applicable to the Borrower or to any other property owned, leased, operated or used by the Borrower, including, without limitation, Environmental Laws.

(b) The Borrower will not use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by the Borrower unless such Hazardous Materials are handled in a manner not prohibited by applicable Environmental Laws and are handled in a manner and in such quantities that would not constitute a hazard to the environment or human health and safety or subject the Borrower to any prosecution or material liability in connection therewith. The Borrower will dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable Environmental Laws. The Borrower shall promptly, at the cost and expense of the Borrower, take all action necessary or required by Environmental Laws to remedy or correct any violation of Environmental Laws by the Borrower, or by any other property owned, leased, used or operated by the Borrower.

4.5. Payment of Liabilities and Taxes. The Borrower shall pay, when due, all of their indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon the Borrower or upon the Borrower’s income, profits or property, except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor.

4.6. Contractual Obligations. The Borrower shall comply with any agreement or undertaking to which the Borrower is a party and maintain in full force and effect all contracts and leases to which the Borrower is or become a party unless the failure to do so would not have a material adverse effect on the business, operation, properties or financial condition of the Borrower.

4.7. Insurance. The Borrower shall maintain with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as the Borrower. The

Borrower will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrower. Such insurance shall include, as applicable and without limitation, (a) comprehensive fire and extended coverage insurance on the physical assets and properties of the Borrower against such risks, with such loss deductible amounts and in such amounts not less than those which may be satisfactory to the Lender but in all events conforming to prudent business practices and in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, policies and practices, and (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower, and (c) worker’s compensation insurance (as applicable).

4.8. Inspection. The Borrower shall permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, the Borrower (or its representatives) at such reasonable times and intervals as the Lender may designate.

4.9. Notice. Promptly give written notice to the Lender of (a) the occurrence of any Default or Event of Default or any event, development or circumstance which might materially adversely effect the business, operations, properties or financial condition of the Borrower, (b) any litigation instituted or threatened against the Borrower or any judgment against the Borrower where claims against the Borrower exceed $50,000 and are not covered in full by insurance, and (c) the occurrence of any “reportable event” within the meaning of ERISA or any assertion of liability of the Borrower by the PBGC.

4.10. Collection of Accounts. The Borrower shall, subject to the provisions of Section 4.14 hereof, collect its Accounts only in the ordinary course of business, and shall not, except in the ordinary course of its business, without the Lender’s prior written consent, compromise or adjust the amount of any Account or extend the time for payment of any Account.

4.11. Further Assurances. The Borrower shall defend the security interest and lien of the Lender on the Collateral against all persons and against all security interests and liens on the Collateral adverse to those of the Lender. The Borrower will, from time to time, at the expense of the Borrower, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the security interest and lien of the Lender on the Collateral or to enable the Lender to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder or under applicable laws. The Borrower shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Borrower hereby covenants to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Lender in connection with this Agreement or the Collateral which covenant shall survive the termination of this Agreement and the payment of all other Obligations. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Borrower in connection with this Agreement shall be sufficient as a financing statement. If, in the reasonable opinion of the Lender, any Equipment is or may become a part of any real estate owned or leased by the Borrower, the Borrower will, upon the request of the Lender, furnish to the Lender in form and content satisfactory to the Lender, a landlord’s waiver by the record owner of such real estate and a mortgagee’s waiver by any person who has a security interest or lien on such real estate which is or may be superior to the security interest and lien of the Lender on such Equipment. If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Borrower shall immediately deliver such document to the Lender, together with any necessary endorsement.

4.14. Collections.

(a) The Borrower shall notify and direct all account debtors promptly following written request by the Lender to make all payments on or in respect of Accounts and/or the sale or lease of Inventory (other than electronic funds transfers) directly to an account in the name of the Borrower to be maintained at the Lender (the “Collection Account”). So long as no Event of Default has occurred, the Borrower may continue to permit electronic payments to be made to the Borrower’s operating accounts (collectively, the “Operating Accounts”), provided, however, that at the end of each Business Day, amounts remaining in the Operating Accounts will be swept into the Collection Account. The Borrower hereby authorizes the Lender to receive, endorse and/or deposit into the Collection Account in the name of the Lender or in the name of the Borrower any and all cash, checks, drafts and other remittances received by the Lender on or in respect of Accounts and/or the sale or lease of Inventory and the Borrower hereby waive notice of presentment, protest and non-payment of any such checks, drafts or other remittances. In the event that the Borrower directly receives any cash, checks, drafts or other remittances on or in respect of Accounts and/or the sale or lease of Inventory, the Borrower shall promptly deliver the same to the Lender for deposit to the Collection Account. Pending such deposit, the Borrower will not commingle any such cash, checks, drafts or other remittances with other funds and property but will hold them separate and apart in trust for the Lender subject to the security interests hereunder. Until such authority is terminated by the Lender pursuant to subsection (b) below, the Borrower shall have the authority to withdraw funds from the Collection Account and use the same for the Borrower’s general business purposes so long as such use is not inconsistent with the provisions of this Agreement. Until an Event of Default exists or occurs, the Lender, on each Business Day, or if an AutoBorrow Service Agreement is then in effect, on each Autoborrow Business Day, will apply all finally collected funds on deposit to the Collection Account to the unpaid principal amount of Advances then outstanding.

(b) At any time while an Event of Default shall be continuing, the Lender may (1) terminate the authority of the Borrower to receive electronic payments into the Operating Accounts, whereupon all account debtors shall be directed to remit all payments directly to the Collection Account, and (2) terminate the authority of the Borrower to withdraw funds from the

Collection Account whereupon (i) the Collection Account will automatically convert into an account over which the Lender has exclusive dominion, control and power of access and withdrawal, and, for that purpose, the Lender is hereby authorized to take all appropriate actions to block the Borrower’s access to the Collection Account, including without limiting the generality of the foregoing, denying electronic access and returning unpaid any checks, drafts or other instruments theretofore or thereafter issued by the Borrower and drawn upon the Collection Account, all without any liability whatsoever on the part of the Lender to the Borrower or to any other person for having done so, (ii) any cash, checks, drafts or other remittances on or in respect of Accounts and/or the sale or lease of Inventory received by the Borrower and held in trust for the Lender as above provided shall be immediately delivered to the Lender for deposit to the Collection Account in precisely the form received, except for the addition thereto of the endorsement of the Borrower where required for collection of any such checks, drafts or other remittances which endorsement the Borrower agrees to make and with respect to such checks, drafts and other remittances the Borrower waives notice of presentment, protest and non-payment and (iii) the Lender shall have the right at any time and from time to time to apply funds held by it in the Collection Account to the payment of all or any part of the Obligations, whether matured or unmatured, in such order and manner as the Lender may determine in its sole discretion.

4.15. Guarantor’s Compliance with Reporting and Financial Covenants. The Borrower shall at all times cause the Guarantor promptly to comply with all of the Guarantor’s obligations under the Guaranty, specifically including, without limitation, the Guarantor’s obligations to honor the reporting and financial covenants set forth in Section 18 of the Guaranty, entitled “Guarantor’s Covenants”.

SECTION 5. Negative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

5.1. Indebtedness. The Borrower shall not create, incur, assume or permit to exist any indebtedness (including Capital Leases) except (a) indebtedness to the Lender, (b) other indebtedness or lines of credit existing on the date hereof or expressly permitted by the provisions hereof or the Negative Pledge, (c) indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) indebtedness incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services, (e) Capital Leases providing for payments not in excess of $100,000 per annum, (f) indebtedness, congruent with the Borrower’s businesses, secured by transaction-specific collateral, provided the Lender is provided with prior written notice of the same, (g) indebtedness to any of the Borrower’s affiliates in the ordinary course of business, and (h) debt fully and unconditionally subordinated to the Obligations upon terms and conditions satisfactory to the Lender.

5.2. Liens. The Borrower shall not create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on the Borrower’s property or assets, both now owned and hereafter acquired, except for (a) any lien or security interest hereafter securing all or any part of the Obligations, (b) any lien, security interest or encumbrance existing on the date hereof which was immediately prior hereto disclosed to, and approved by, the Lender in writing, (including those created to secure the obligations of Global Currencies to the Lender), (c) any lien, security interest or other encumbrance subsequently approved by the Lender in writing after the date hereof, (d) liens for taxes not delinquent or for taxes being diligently contested by Borrower in good faith and for which adequate reserves are maintained, (e) mechanic’s, artisan’s, materialmen’s or other similar liens arising in the ordinary course of business, and (f) any deposit of funds made in the ordinary course of business to secure obligations of the Borrower under workers compensation laws or similar laws or to secure public or statutory obligations in connection with bids, tenders, contracts, leases, or subleases. Any lien, security interest or encumbrance permitted by this subsection is called a “Permitted Lien.”

5.3. Loans and Investments. The Borrower shall not make or permit to remain outstanding any loan or advance to, provide any guaranty for, or make or own any investment in, any person in excess of $100,000.

5.4 Mergers, Acquisitions, Etc. Except as agreed to in advance, in writing by the Lender, the Borrower shall not enter into any merger or consolidation or acquire or purchase all or substantially all of the assets, properties or stock or ownership interests of any other person having a transactional value in excess of $2,500,000 without the prior written consent of the Lender, except that the Borrower may form or acquire subsidiaries if such subsidiaries become jointly and severally liable hereunder and grant the collateral security interest contemplated by Section 1.3(e)(2) hereof within the time limits required thereby, all upon terms and conditions satisfactory to the Lender.

5.5. Sale of Assets and Liquidation. Other than in the ordinary course of their businesses, the Borrower shall not sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or properties, or take any action to liquidate, dissolve or wind up the Borrower or its business.

5.6. Change of Business. The Borrower shall not enter into any business other than the financial services business without the consent of the Lender.

5.7. Change of Name, Location, Etc. The Borrower shall not (a) change its legal name, identity, structure or jurisdiction of organization, (b) change the location of its chief executive office or its chief place of business, (c) change the location where it keeps its records, or (d) open a new place of business, unless the Borrower shall have given the Lender prior written notice thereof.

5.8. Fiscal year. The Borrower shall not change its fiscal year.

5.9. Affiliates. The Borrower shall not enter into or participate in any transaction with an affiliate except on terms and at rates no more favorable than those which would have prevailed in an arm’s length transaction between unrelated third parties.

5.10. ERISA. The Borrower shall not engage in any “prohibited transaction” (as such term is defined by ERISA), incur any “accumulated funding deficiency” (as such term is defined by ERISA) whether or not waived, or terminate any Plan in a manner which could result in the imposition of a lien on any property of the Borrower pursuant to the provisions of ERISA.

5.11. Sale and Leaseback. Enter into any arrangement whereby a Borrower sells or transfers all or a substantial part of its fixed assets then owned by it and thereupon, or within one (1) year thereafter, rents or leases the assets so sold or transferred from the purchaser or transferee (or their respective successors and assigns).

SECTION 6. Events of Default. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term “Default” as used herein means one or more of the following events, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied):

6.1. Payment of Obligations. The failure of the Borrower to pay any of the Obligations as and when the same becomes due and payable in accordance with the provisions of this Agreement, the Note and/or any of the other Financing Documents, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof;

6.2. Perform, etc. Certain Provisions of this Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of Section 5 of this Agreement;

6.3. Perform, etc. Other Provisions of This Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of this Agreement other than those covered by Sections 6.1 and 6.2 above, and such failure is not cured to the satisfaction of the Lender within a period of thirty (30) days after the date of written notice thereof by the Lender to the Borrower, unless such failure is capable of being cured and Borrower is diligently pursuing such a cure;

6.4. Representations and Warranties. If any representation and warranty contained herein or any statement or representation made in any certificate or any other written information at any time given by or on behalf of the Borrower or furnished in connection with this Agreement or any of the other Financing Documents shall prove to be false, incorrect or misleading in any material respect on the date as of which made, and any such representation or warranty which, in the reasonable opinion of the Lender, is capable of being cured is not cured to the satisfaction of the Lender within thirty (30) days after the date of written notice thereof by the Lender to the Borrower;

6.5. Default under Other Financing Documents. The occurrence of a default (as defined and described therein) under the provisions of the Note, the Guaranty or any of the other Financing Documents which is not cured within applicable cure periods, if any;

6.6. Liquidation, Termination, Dissolution, etc. If the Borrower shall liquidate, dissolve or terminate their existence;

6.7. Default under Other Indebtedness. If the Borrower shall default in any payment of (a) any indebtedness owing to the Lender, including, without limitation, the indebtedness evidenced by that Credit Agreement, dated as of September 15, 2005, by and between the Lender IAHC, the Borrower, and others, as amended from time to time or (b) an indebtedness in excess of $50,000 owing to any other party beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, or default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur the effect of which default or other event is to cause or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity;

6.8. Attachment. The issuance of any attachment or garnishment against property or credits of any Borrower for an amount in excess, singly or in the aggregate, of $50,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the issuance thereof;

6.9. Judgments. One or more judgments or decrees shall be entered against any Borrower involving in the aggregate a liability in excess of $50,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the entry thereof;

6.10. Inability to Pay Debts, etc. If any Borrower shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

6.11. Bankruptcy. If proceedings in bankruptcy, or for reorganization of any Borrower, or for the readjustment of any of the Borrower’s debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower and, except with respect to any such proceedings instituted by the Borrower, shall not be discharged within forty-five (45) days of their commencement;

6.12. Receiver, etc. A receiver or trustee shall be appointed for any Borrower or for any substantial part of the Borrower’s assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower and, except with respect to any such appointments requested or instituted by the Borrower, such receiver or trustee shall not be discharged within forty-five (45) days of his or her appointment, and, except with respect to any such proceedings instituted by the Borrower, such proceedings shall not be discharged within forty-five (45) days of their commencement;

6.13. Change in Ownership or Control. The majority ownership or voting control of the Borrower is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

6.14. Financial Condition. The occurrence of any change in the financial condition of the Borrower which in the good faith judgment of the Lender is materially adverse, and any such change is not cured to the reasonable satisfaction of the Lender within thirty (30) days after the date of written notice thereof by the Lender to the Borrower.

SECTION 7. Rights and Remedies.

7.1. Rights and Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) declare the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrower to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower; provided that in the case of any Event of Default referred to in Sections 6.11 or 6.12 above, the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to the Borrower shall immediately and automatically terminate and the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrower to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrower.

Upon the occurrence and during the continuation of any Event of Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Lender under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a) The Lender shall have the right to exercise all rights available to it under the U.K. Security Agreement, without limitation.

(b) The Lender shall have the right to take possession of the Collateral, and for that purpose, so far as the Borrower may give authority therefor or to the extent permitted under applicable laws, to enter upon any premises on which the Collateral or any part thereof may be situated and remove therefrom all or any of the Collateral without any liability for suit, action or other proceeding. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require the Borrower, at the Borrower’s expense, to assemble and deliver all or any of the Collateral to such place or places as the Lender may designate.

(c) The Lender shall have the right to operate, manage and control all or any of the Collateral (including use of the Collateral and any other property or assets of the Borrower in order to continue or complete performance of the Borrower’s obligations under any contracts of

Borrower), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell, lease or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Any purchaser or lessee of any of the Collateral so sold or leased shall hold the property so sold or leased free from any claim or right of the Borrower and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal with respect thereto. The Lender and the Borrower agree that commercial reasonableness and good faith require the Lender to give to the Borrower no more than five (5) days prior written notice of any public sale or other disposition of the Collateral or of the time after which any private sale or other disposition of the Collateral is to be made.

(d) The Lender shall have the right, and the Borrower hereby irrevocably designates and appoints the Lender and its designees as the attorney-in-fact of the Borrower, with power of substitution and with power and authority in the Borrower’s name, the Lender’s name or otherwise and for the use and benefit of the Lender (i) to notify persons obligated to make payments or other remittances on or with respect to the Collateral to make such payments and other remittances directly to the Lender, (ii) to demand, collect, sue for, take control of, compromise, settle, change the terms of, release, exchange, substitute, extend, renew or otherwise deal with, the Collateral or any person obligated on or under the Collateral in any manner as the Lender may deem advisable, (iii) to remove from any place of business of the Borrower copies of (or, if deemed by the Lender to be reasonably necessary, originals of) all records in respect of the Collateral and, at the cost and expense of the Borrower, to make use of any place of business of the Borrower as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of the Collateral, (iv) to receive and endorse the Borrower’s name on any checks, drafts, money orders or other instruments of payment relating to any of the Collateral, (v) to sign any proofs of claim or loss, (vi) to commence, prosecute or defend any action, suit or proceeding relating to the Collateral or the collection, enforcement or realization upon the Collateral, (vii) to adjust and compromise any claims under insurance policies, and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral and to do all other acts and things necessary to carry out this Agreement as though the Lender were absolute owner of the Collateral. This power of attorney, being coupled with an interest, is irrevocable and all acts by the Lender and its designees pursuant thereto are hereby ratified and confirmed by the Borrower. Neither the Lender nor any of its designees shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than acts of actual fraud or gross negligence. The provisions of this subsection shall not (x) be construed as requiring or obligating the Lender or any designee to take any action authorized hereunder and any action taken or any action not taken hereunder shall not give rise to any liability on the part of the Lender or its designees or to any defense, claim, counterclaim or offset in favor of the Borrower, (y) be construed to mean the Lender has assumed any of the obligations of the Borrower under any instrument or agreement as the Lender shall not be responsible in any way for the performance of the Borrower of any of the provisions thereof, and (z) relieve the Borrower of any of its obligations hereunder or in any way limit the exercise by the Lender of any other or further rights it may have hereunder, under the other Financing Documents, by law or otherwise.

7.2. Default Rate. Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Note and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured to the satisfaction of the Lender, at a floating and fluctuating per annum rate of interest equal at all times to the Default Rate, irrespective of whether or not as a result thereof, the Note or any of the Obligations has been declared due and payable or the maturity thereof accelerated. The Borrower shall on demand from time to time pay such interest to the Lender and the same shall be a part of the Obligations hereunder.

7.3. Liens, Set-Off. As security for the payment of the Obligations and the performance of the Financing Documents, the Borrower hereby grant to the Lender a continuing security interest and lien on, in and upon all indebtedness owing to, and all deposits (general or special), credits, balances, monies, securities and other property of, the Borrower and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender. In addition to, and without limitation of, any rights of the Lender under applicable laws, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, the Lender may at any time and from time to time thereafter, without notice to the Borrower, set-off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

7.4. Enforcement Costs. The Borrower agrees to pay to the Lender on demand (a) all Enforcement Costs paid, incurred or advanced by or on behalf of the Lender including, without limitation, reasonable attorneys’ fees, costs and expenses, and (b) interest on such Enforcement Costs from the date payment for the same is demanded until paid in full at a per annum rate of interest equal at all times to the Default Rate. All Enforcement Costs, with interest as above provided, shall be a part of the Obligations hereunder.

7.5 Application of Proceeds. Following any Event of Default, any proceeds of the collection of the Obligations and/or the sale or disposition of the Collateral will be applied by the Lender to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine.

7.6. Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

7.7. No Waiver, Etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Borrower or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Event of Default.

7.8 Arbitration.

(a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b) At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this Agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“ AAA”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d) The arbitration shall be administered by AAA and conducted in Washington, D.C. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrators), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award reasonable legal fees pursuant to the terms of this Agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

SECTION 8. Miscellaneous.

8.1. Course of Dealing; Amendment. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement and the other Financing Documents to which the Borrower is a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower.

8.2. Waiver of Default. The Lender may, at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrower and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

8.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when received after being deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, one day after being sent by reputable overnight delivery service, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

Borrower:	INTL Global Currencies Limited
c/o International Assets Holding Corporation
220 E. Central Parkway, Suite 2060
Attention: Brian Sephton
Altamonte Springs, Florida 32701
Telephone Number: (407) 741-5309

With a copy to:

International Assets Holding Corporation
708 Third Avenue
New York, NY 10017
Attention: Scott Branch
Telephone: (212)485-3511
Facsimile No. (212) 485-3505

Lender:	Bank of America, N.A.
8300 Greensboro Drive, Mezzanine Level
McLean, Virginia 22102
Attention: Matthew Beardall
Facsimile No.: (703) 761-8118

With a copy to:

Ober, Kaler Grimes & Shriver,
A Professional Corporation
1401 H Street, N.W.

Washington, D.C. 20005
Attention: Nikolaus F. Schandlbauer, Esquire Telephone No.: 202-326-5016 Telecopy No.: 202-408-0640

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

8.4. Right to Perform. If the Borrower shall fail to make any payment or to otherwise perform, observe or comply with the provisions of this Agreement or any of the other Financing Documents, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrower remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrower. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure an Event of Default or waive performance by the Borrower of any provisions of this Agreement. The Borrower shall pay to the Lender on demand, together with interest thereon from the date of such demand until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

8.5. Costs and Expenses. The Borrower agrees to pay to the Lender on demand all such reasonable fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney’s fees and disbursements, which the Lender may incur or which are payable in connection with the closing and the administration of the Credit Facilities, including, without limitation, the preparation of this Agreement and the other Financing Documents, the recording or filing of any and all of the Financing Documents and obtaining lien searches. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

8.6. Consent to Jurisdiction. If for any reason the arbitration provisions of this Agreement are not given effect, the Borrower irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the Commonwealth of Virginia over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to the Borrower by certified or registered mail at the Borrower’s address set forth herein for the purpose of giving notice.

8.7. WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT FACILITIES, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS IN FAVOR OF THE ARBITRATION CLAUSE SET FORTH HEREIN.

8.8. Certain Definitional Provisions. All terms defined in this Agreement shall have such defined meanings when used in any of the other Financing Documents. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement.

8.9. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

8.10. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

8.11. Binding Effect. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective personal representatives, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.12. Applicable Law and Time of Essence. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, both in interpretation and performance. Time is of the essence in connection with all obligations of the Borrower hereunder and under any of the other Financing Documents.

8.13. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

8.14. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:	INTL GLOBAL CURRENCIES LIMITED

/s/ Diana Guzman	By:	/s/ Scott Branch	(SEAL)
Printed Name: Scott Branch
Title: Director

WITNESS:	BANK OF AMERICA, N.A.

/s/ C. Brucu	By:	/s/ Matthew Beardall	(SEAL)
Matthew Beardall
Vice President